Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6
*CUSIP: 21988K859

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2006.

INTEREST ACCOUNT
----------------


Balance as of      November 15, 2005.....                                 $0.00
        Swap Receipt Amount.....                                    $325,194.44
        Scheduled Income received on securities.....                $793,125.00
        Unscheduled Income received on securities.....                    $0.00

LESS:
        Swap Distribution Amount.....                              -$793,125.00
        Distribution to the Holders.....                           -$325,194.44
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                     -$0.00
Balance as of      February 15, 2006.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of      November 15, 2005.....                                 $0.00
        Scheduled principal payment received on securities.....           $0.00

LESS:
        Distribution to Holders.....                                     -$0.00
Balance as of      February 15, 2006.....                                 $0.00


              UNDERLYING SECURITIES HELD AS OF   February 15, 2006

           Principal
            Amount                           Title of Security
           ---------                         -----------------
           $25,000,000      Goldman Sachs Capital I, 6.345% Capital Securities
                            due February 15, 2034
                            *CUSIP:  38143VAA7

                    CREDIT SUPPORT AS OF   February 15, 2006

           Notional
            Amount                           Title of Security
           --------                          -----------------
          $25,000,000       Swap Agreement Dated as of March 19, 2004 between
                            the Trust and Lehman Brothers Special Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.